EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 16, 2013 (“Effective Date”), by and between Hanover Portfolio Acquisitions, Inc., with an office at 6320 Canoga Ave. 15th Floor, Woodland Hills, CA 91367 (“Purchaser”), WeHealAnimals, Inc., with an address at 1700 Rivercrest Dr. #1205 ,Sugar Land, TX 77478 (“Company”) and Dr. Donnie Rudd, sole shareholder, with an address at 1700 Rivercrest Dr. #1205 ,Sugar Land, TX 77478 (“Shareholder”).  The parties hereby agree as follows:

1.

BACKGROUND

1.1

Company and Shareholder collectively (“Seller”) own certain Intellectual Property including the United States Letters Patents and/or applications for United States Letters Patents and/or related foreign patents and applications.

1.2

Seller wish to sell to Purchaser the Company and all rights, titles and interest in such assets, licenses, patents, applications and the causes of action to sue for infringement thereof and other enforcement rights (“Assigned Assets”).

1.3

Purchaser wishes to purchase from Seller the Company and all rights, titles and interest in the Assigned Assets including Assigned Patent Rights (defined below), free and clear of any restrictions, liens, claims, and encumbrances.

2.

DEFINITIONS

“Abandoned Assets” means those specific provisional patent applications, patent applications, patents and other governmental grants or issuances listed on Exhibit C (as such list may be updated based on Purchaser’s review pursuant to paragraph 4.3).

“Assigned Patent Rights” means the Patents and the additional rights set forth in paragraph 4.2.

“Assignment Agreements” means the agreements assigning ownership of the Patents and the Abandoned Assets from the inventors and/or prior owners to Seller.

“Deliverables”  shall have the meaning given it in paragraph 3.1.

“Docket” means Seller’s or its agents’ list or other means of tracking information relating to the prosecution or maintenance of the Patents throughout the world, including, without limitation, information relating to deadlines, payments, and filings, which is current as of the Effective Date. Seller will provide Serial Numbers. Files are available to Purchaser from various Patent Offices.

“Effective Date” means the date set forth as the Effective Date on the first page of this Agreement.

“Executed Assignments” means both the executed and notarized Assignment of Patent Rights in Exhibit B and the executed Assignment of Rights in Certain Assets in Exhibit C. Seller will provide a list of applications and a Power of Attorney for Purchaser to use to execute assignments. Seller will also provide an assignment of all applications en mass.

“Fundamental Warranties” means, collectively, the representations and warranties of Seller set forth in paragraphs 6.1, 6.2, 6.3, and 6.4 hereof.

“Initial Deliverables”  shall have the meaning given it in paragraph 3.1.

“List of Prosecution Counsel” means the names and addresses of prosecution counsel who evaluated, prepared, or prosecuted the Patents, are currently handling the Patents and/or that evaluated, prepared, or prosecuted the Abandoned Assets.

“Live Assets” means the provisional patent applications, patent applications and patents listed on Exhibits A and B (as such lists may be updated based on Purchaser’s review pursuant to paragraph 3.1) and other know-how, trade secrets, processes and procedures, and other intellectual property of the Seller.

“Patents” means, excluding the Abandoned Assets, all (a) Live Assets, (b) patents or patent applications (i) to which any of the Live Assets directly or indirectly claims priority, and/or (ii) for which any of the Live Assets directly or indirectly forms a basis for priority, (c) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, and divisions of such patents and applications, (d) foreign patents, patent applications and counterparts relating to any of the foregoing, including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances, and (e) any of the foregoing in categories (b) through (d) whether or not expressly listed as Live Assets and whether or not claims in any of the foregoing have been rejected, withdrawn, cancelled, or the like.

“Prosecution History Files” means all documents filed with the United States Patent and Trademark Office (USPTO) and any other files, documents and tangible things in the possession of the Seller, if any (as those terms have been interpreted pursuant to rules and laws governing the production of documents and things) that materially relate to the  preparation, prosecution, maintenance, defense, filing, registration, assertion or enforcement of the Patents, including, without limitation, e-mail messages and other electronic and computer stored or generated data. Seller will provide what they have in their possession. Prosecution history is available to Purchaser from Patent Office.

“Transmitted Copy” has the meaning set forth in paragraph 8.11.

3.

TRANSMITTAL, REVIEW, CLOSING CONDITIONS AND PAYMENT

3.1

Transmittal.  Within ten (10) calendar days following the Effective Date, Seller will send to Purchaser, to the extent they have them, the Assignment Agreements, the List of Prosecution Counsel,  the Prosecution History Files, and all other files and original documents (including, without limitation, Letters Patents, assignments, and other documents necessary to establish that Seller’s representations and warranties of Section 6 are true and correct) relating to the Patents and the Abandoned Assets, including, without limitation, all prosecution files for pending patent applications included in the Patents, and all files relating to the issued Patents (“Initial

Deliverables”).  Seller acknowledges that Purchaser may request additional documents based on Purchaser’s review of the Initial Deliverables (such additional documents and the Initial Deliverables are, collectively, the “Deliverables”), and that as a result of Purchaser’s review, the Live Assets listed on Exhibits A and B and the Abandoned Assets listed on Exhibit C, may be revised by Purchaser both before and after the Closing to conform to the Patents (and may include additional patents and patent applications).

3.2

Closing.  The closing of the sale of the Assigned Patent Rights hereunder will occur when all conditions set forth in paragraph 3.3 have been satisfied or waived and all payments made to Seller (the “Closing”).  Purchaser and Seller will use reasonable efforts to carry out the Closing within five (5) calendar days following receipt of the last received Deliverables.

3.3

Closing Conditions.  The following are conditions precedent to Purchaser’s obligation to make the payment in paragraph 3.4.

(a)

Transmittal of Documents.  Seller will have delivered to Purchaser all the Deliverables available.

(b)

Compliance With Agreement.  Seller and Purchaser will have performed and complied in all respects with all of the obligations under this Agreement that are to be performed or complied with by it on or prior to the Closing.

(c)

Representations and Warranties True.  Purchaser will be reasonably satisfied that, as of the Closing, the representations and warranties of Seller contained in Section 6 hereof are true and correct.

(d)

Patents Not Abandoned.  Purchaser will be reasonably satisfied that, as of the Closing, none of the assets that were included in the Patents have been determined to have been abandoned. Purchaser acknowledges that most of the applications have been abandoned by Regenetech, Inc.

(e)

Delivery of Executed Assignments.  Seller shall have caused the Executed Assignments to be delivered to Purchaser’s representatives

3.4

Payment.  Promptly after the Closing Date and within five (5) business days, subject to, and consistent with, the provisions of this Agreement, BUYER shall issue Three Hundred Thousand (300,000) shares of common stock and a $96,000 Note to the Shareholder as set forth on Exhibit “D” in exchange for all of the outstanding shares of Company’s common stock and the Assigned Assets; after which exchange, BUYER shall own one hundred (100%) percent of  Company’s common stock, and Company shall thereby become a wholly-owned subsidiary of BUYER.

A.

Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant provisions of the DGCL and NRS, Company shall become a wholly-owned subsidiary of BUYER through the share exchange set forth in Paragraph “A” of this Article “2” of this Agreement (the “Exchange”).

B.

Effect of the Acquisition. At the Effective Time, the effect of the acquisition shall be as provided in this Agreement and the applicable provisions of Delaware and Nevada Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Company shall vest in BUYER.

C.

No Further Ownership Rights in Company shares. All Company shares issued upon the surrender for exchange of shares of BUYER Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company shares, and there shall be no further registration of transfers on the records of the BUYER of Company shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.

Such payment shall fully satisfy all payment obligations under this Agreement to each person signing for Seller. Purchaser may record the Executed Assignment with any applicable patent and trademark offices only upon Closing.

3.5

Termination and Survival.  In the event all conditions to Closing set forth in paragraph 3.3 are not met within sixty (60) days following the Effective Date, either Party will have the right to terminate this Agreement by written notice to the other Party.  Upon termination, Purchaser will return all documents delivered to Purchaser under this Section 3 to Seller.  The provisions of paragraphs 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.9 and 8.10 will survive any termination.

4.

TRANSFER OF ASSETS AND ADDITIONAL RIGHTS

4.1

Assignment of Patents.  Upon the Closing, Seller hereby sells, assigns, transfers, and conveys to Purchaser all right, title, and interest in and to the Assigned Patent Rights.  Seller understands and acknowledges that, if any of the Patents are assigned to Seller’s affiliates or subsidiaries, Seller may be required prior to the Closing to perform certain actions to establish that Seller is the assignee and to record such assignments.

4.2

Assignment of Additional Rights.  Upon the Closing, Seller hereby also sells, assigns, transfers, and conveys to Purchaser all right, title and interest in and to:

(a)

rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to any of the Patents and the inventions, invention disclosures, and discoveries therein;

(b)

causes of action (whether currently pending, filed, or otherwise) and other enforcement rights, including, without limitation, all rights under the Patents and/or under or on account of any of the Patents and the foregoing category (b) to (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and

(c)

rights to collect royalties or other payments under or on account of any of the Patents and/or any of the foregoing.

4.3

Assignment of Rights in Certain Assets.  Upon the Closing, Seller sells, assigns, transfers, and conveys to Purchaser all Seller’s right, title, and interest in and to the Abandoned Assets.

5.

ADDITIONAL OBLIGATIONS

5.1

Further Cooperation.  At the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including, without limitation, execution, acknowledgment, and recordation of other such papers, and using commercially reasonable efforts to obtain the same, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.  To the extent any attorney-client privilege or the attorney work-product doctrine applies to any portion of the Prosecution History Files, Seller will ensure that any such portion of the Prosecution History File is not disclosed to any third party unless ordered by a court, after all appropriate appeals have been exhausted. Recordation will be at Purchaser’s sole expense

6.

REPRESENTATIONS AND WARRANTIES OF SELLER

Company and the Company Shareholders’ Joint and Several Representations, Warranties and Covenants.  Company and the Company Shareholders jointly and severally represent, warrant and covenant to BUYER as follows:

A.

Corporate Status.

i.

Company is a corporation duly organized pursuant to the laws of the State of Nevada, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.

Copies of (a) the Certificate of Formation of Company, and all amendments thereto, certified by the Secretary of State of the State of Nevada, (b) the By-Laws of Company, as amended, certified by the Secretary of Company, and (c) a good standing certificate for Company issued by the Secretary of State of the State of Nevada as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed to, and made a part of, this Agreement as Exhibits “D” (Article “4Aii”),  “E” (Article “4Aii”), and “F” (Article “4Aii”), respectively, and are complete and correct as of the date of this Agreement.

B.

Authority of Company and the Company Shareholders.  Company and the Company Shareholders have the full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement and the consummation by Company and the Company Shareholders of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of Company, and (assuming the valid authorization, execution and delivery of this Agreement by BUYER) this Agreement is valid and binding upon Company and the Company Shareholders and enforceable against Company and the Company Shareholders in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  A certified resolution of the Board of Directors of Company and a unanimous consent of the Company Shareholders approving Company’s entry into this Agreement and consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibits “G” (Article “4B”) and “H” (Article “4B”).

C.

Capitalization and Ownership.  Company’s authorized capital stock consists of One Thousand (1,000) shares of “Common Stock” with a par value of $.01 per share.  An aggregate of Ten (10) shares of common stock are issued and outstanding all of which are owned by Shareholder. Except as set forth in this Agreement, there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire from Company shares of stock of Company or any other equity security or security convertible into an equity security. Except as set forth in this Agreement, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Company.  Annexed hereto and made a part hereof as Exhibit “I” (Article “4C”), is a schedule of all Company Shareholders and their respective ownership of Company’s common stock.

D.

Compliance with the Law and Other Instruments.  Except as otherwise provided in this Agreement and in the Exhibits annexed to, and made a part of, this Agreement, the business and operations of Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Company or its properties, assets, businesses or prospects.

E.

Absence of Conflicts.  The execution and delivery of this Agreement, and the consummation by Company of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Company’s Articles of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Company is a party to or by which any of its assets are bound, (iii) do not and shall not cause Company to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Company.  Company has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.

 Financial Condition.  Except as set forth on the Company Disclosure Schedule, which is annexed to, and made a part of, this Agreement as Exhibit “J” (Article “4F”)(the “Company Disclosure Schedule”) (i) Company does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due), (ii) there has not been any material adverse change in Company’s financial condition, assets, liabilities or business, (iii) there has not been any damage, destruction or loss, whether or not covered by insurance, materially affecting Company’s properties, assets or business, (iv) Company has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business, and (v) Company has not made any change in its accounting methods or practices.

G.

Environmental Compliance.  Company is in compliance with all applicable environmental laws.

H.

OSHA Compliance.  Company is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety including, but not limited to, the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

I.

Taxes.

Company has timely filed all required federal tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provisions for the payment of all such taxes shown to be due on said returns.

J.

Litigation.

There are no legal, administrative, arbitration or other proceedings or governmental investigations adversely affecting Company or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Company’s business pending or to its knowledge threatened, by or against, any officer or director of Company in connection with its affairs, whether or not covered by insurance.  Except as set forth on the Company Disclosure Schedule, which is annexed to, and made a part of, this Agreement as Exhibit “J” (Article “4F”), neither Company nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting Company.  Company is not presently engaged in any legal action. There is no judgment, decree or order against Company or, to the best knowledge of Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company.

K.

Contracts.  Except as set forth on the Company Disclosure Schedule, Company and Company’s sole shareholder is not a party to any material contracts.

L.

Absence of Changes.  There has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Company, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Company for any period prior to the date of this Agreement or arising out of any transaction of Company prior to such date).  There has not been any declaration, setting aside or payment of any dividend or other distribution with respect to Company’s securities, or any direct or indirect redemption, purchase or other acquisition of any of Company’s securities.  To Company’s knowledge, there has not been an assertion against Company of any liability of any nature or in any amount not fully reflected or reserved against in the Company Disclosure Schedule.

M.

No Approvals.  No approval of any governmental authority is required of Company in connection with the consummation of the transactions set forth in this Agreement.

N.

Broker.  Company has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  Company represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless BUYER from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Company or its affiliates or agents.

O.

Complete Disclosure.  No representation or warranty of Company which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Company’s knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Company which would materially adversely affect same which has not been disclosed to BUYER in this Agreement.

P.

Securities Laws.  Neither Company nor, to Company’s knowledge, any director or executive officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of Company, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to Company or, to Company’s knowledge, any current or former director or executive officer of Company.

Q.

Financial Condition.  Except as set forth on the Company Disclosure Schedule, which is annexed to, and made a part of, this Agreement as Exhibit “J” (Article “4F”)(the “Company Disclosure Schedule”), includes a true, correct and complete copy of Company’s un-audited financial statements for the fiscal year ended December 31, 2012, (the “Financial Statements”).

(i)

Company does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due), (ii) there has not been any material adverse change in Company’s financial condition, assets, liabilities or business, (iii) there has not been any damage, destruction or loss, whether or not covered by insurance, materially affecting Company’s properties, assets or business, (iv) Company has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business, and (v) Company has not made any change in its accounting methods or practices.

R.

Title to Property. Company has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Company Balance Sheet..

S.

Intellectual Property.

(a)   Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (“Intellectual Property”) that are used or proposed to be used in Company’s business as currently conducted or as proposed to be conducted by Company, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Company. Additionally, Company and Company’s sole shareholder agree to assign all IP to BUYER

(b)  There is no known material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company, any trade secret material to Company or any Intellectual Property right of any third party to the extent licensed by or through Company, by any third party, including any employee or former employee of Company. Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

(c)

Company is not or will not be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Company.

T.

Authority.  Seller has the full power and authority, and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser.

U

Title and Contest.  Seller owns all right, title, and interest to the Assigned Patent Rights, including, without limitation, all right, title, and interest to sue for infringement of the Patents.  Seller has obtained and properly recorded previously executed assignments for the Assigned Patent Rights as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each respective jurisdiction.  The Assigned Patent Rights are free and clear of all liens, claims, mortgages, security interests, restrictions, or other encumbrances (other than existing licenses as described in section 6.3 below).  There are no actions, suits, investigations, claims, or proceedings threatened, pending, or in progress relating in any way to the Assigned Patent Rights.  There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Assigned Patent Rights.

V

Disclosure of Existing Licensees:  There no existing licenses known to the Seller.  Assignee may ask from the assignor whether a certain entity is licensed under the Assigned Patents.  Assignor shall, with reasonable commercial promptness, disclose to the best of its knowledge whether such entity is licensed provided that such disclosing Party is not legally prevented from the disclosure (including but not limited to confidentiality obligations towards such licensee).  Parties acknowledge that disclosure of a licensee’s name may be prevented, for example, because of prior confidentiality obligations. In such case the assignor shall use reasonable efforts to seek consent from the licensee to disclose its name and contact information. In case the licensee refuses such disclosure and the assignor is legally prevented from disclosing such name, such refusal of disclosure shall not be considered a breach of this Agreement.

W.

Restrictions on Rights.  Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patent Rights (other than the existing license obligations as described in Section 6.3) as a result of any prior transaction related to the Assigned Patent Rights.

X

Conduct.  Seller has not misrepresented Seller’s patent rights to a standard-setting organization.

Y

Enforcement.  Seller has not put a third party on notice of actual or potential infringement of any of the Patents.    Seller has not initiated any enforcement action with respect to any of the Patents or the Abandoned Assets.

Z

Patent Office Proceedings.  None of the Patents or the Abandoned Assets has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened.

AA

Fees.  All maintenance fees, annuities, and the like due on the Patents have been timely paid.

BB

Validity and Enforceability.  None of the Patents or the Abandoned Assets (other than Abandoned Assets for which associated fees and/or annuities were not been paid) has ever been found (prior to the Effective Date) to be invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.

CC       Abandoned Assets; Revival.  According to each applicable patent office, each of the Abandoned Assets has expired or been abandoned.

DD. Ownership.  Shareholder is the record, beneficial and equitable owner of such number of shares of Company Common Stock as is set forth opposite his name on Exhibit “I”.  He holds said shares free and clear of all liens, claims or encumbrances, and has the full right and authority to exchange or transfer said shares pursuant to the terms of this Agreement.

EE. Absence of Conflicts.  His execution and delivery of this Agreement, the transfer of his or its shares of Company Common Stock and the consummation by him or it of the transactions set forth in this Agreement do not and shall not cause him or it to violate or contravene any provision of law or any governmental rule or regulation.

FF. No Approvals.  No approval of any governmental authority is required of him, her or it in connection with the consummation of the transactions set forth in this Agreement.

GG. Complete Disclosure.  No representation or warranty of him, her or it which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to his or its knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

HH. No Defense.  It shall not be a defense to a suit for damages by another party to this Agreement against him, her or it for any misrepresentation or breach of covenant or warranty that the other party which is suing him or it knew or had reason to know that any covenant, representation or warranty of him, her or it in this Agreement contained untrue statements.

II. Broker.  He, she or it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  Each of the Company Shareholders represents that he or it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless BUYER from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by him or it or his or its affiliates or agents.

JJ Company Shareholder Representations in Connection with the BUYER Stock.  Each Company Shareholder represents, acknowledges and warrants the following to BUYER and the BUYER Shareholders in connection with his, her or its receipt of the BUYER Stock:

i.

Each Company Shareholder recognizes that the BUYER Stock has not been registered under the Securities Act of 1933, as amended (“Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the BUYER Stock is registered under the Act or unless an exemption from registration is available.  Each Company Shareholder may not sell the BUYER Stock without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

ii.

Each Company Shareholder is acquiring the BUYER Stock for his, her or its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he, she or it does not presently have any reason to anticipate any change in his, her or its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the BUYER Stock.  No one other than such Company Shareholder will have any beneficial interest in said securities;

iii.

Each Company Shareholder acknowledges that he, she or it is an “Accredited Investor” as defined in Rule 144 of the Securities Act of 1933, as amended; and/or such Company Shareholder is aware of BUYER’ business operations and financial condition and has reviewed information regarding BUYER similar to what would be included in an initial Registration Statement filing with the Securities and Exchange Commission, including BUYER’ financial statements;

iv.

Each Company Shareholder has such knowledge and experience in financial and business matters that such Company Shareholder is capable of evaluating the merits and risks of an investment in the BUYER Stock and of making an informed investment decision, and does not require a Purchaser Representative in evaluating the merits and risks of an investment in the BUYER Stock;

v.

Each Company Shareholder recognizes that an investment in BUYER is a speculative venture and that the total amount of BUYER Stock is placed at the risk of the business and may be completely lost.  The purchase of BUYER Stock as an investment involves special risks;

vi.

Each Company Shareholder realizes that the BUYER Stock shares cannot readily be sold as they will be restricted securities and therefore the BUYER Stock must not be purchased unless such Company Shareholder has liquid assets sufficient to assure that such receipt of BUYER Stock will cause no undue financial difficulties and such Company Shareholder can provide for his, her or its current needs and possible personal contingencies;

vii.

Each Company Shareholder confirms and represents that he, she or it is able (i) to bear the economic risk of his, her or its investment, (ii) to hold the BUYER Stock for an indefinite period of time, and (iii) to afford a complete loss of his, her or its investment.  Each Company Shareholder also represents that he, she or it has (i) adequate means of providing for his, her or its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

viii.

Each Company Shareholder has had an opportunity to inspect relevant documents relating to the organization and operations of BUYER.  Each Company Shareholder acknowledges that all documents, records and books pertaining to this investment which such Company Shareholder has requested have been made available for inspection by such Company Shareholder and such Company Shareholder’s attorney, accountant or other adviser(s);

ix.

Each Company Shareholder has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the BUYER Stock for his, her or its particular tax and financial situation and that such Company Shareholder and his, her or its advisers, if such advisors were deemed necessary, has determined that the BUYER Stock are a suitable investment for he, she or it;

x.

Each Company Shareholder understands that the BUYER Stock is being offered to he, she or it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that BUYER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Company Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of such Company Shareholder to acquire the BUYER Stock. All information which such Company Shareholder has provided to BUYER concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by BUYER, such Company Shareholder will immediately provide BUYER with such information; and

xi.

Each Company Shareholder understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the BUYER Stock in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

7.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

BUYER and BUYER’s Shareholders Representations, Warranties and Covenants.  BUYER and the BUYER’ Shareholders, jointly and severally, represent, warrant and covenant to Company and to each of the Company Shareholders as follows:

A.

Corporate Status.

i.

BUYER is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.

copies of (a) the Articles of Incorporation of BUYER, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (b) the By-Laws of BUYER, as amended, certified by the Secretary of BUYER, and (c) a good standing certificate for BUYER issued by the Secretary of State of the State of Delaware as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed to, and made a part of, this Agreement as Exhibits “K” (Article “5Aii”), “L” (Article “5Aii”) and “M” (Article “5Aii”) respectively, and are complete and correct as of the date of this Agreement.

B.

Capitalization. As of the date hereof, BUYER’s authorized capital stock consists of: (i) Two Hundred Fifty Million (250,000,000) shares are designated as “Common Stock” with a par value of $0.0001 per share of which Seventy Seven Thousand Three Hundred Ninety-Six Six Hundred Sixty-four (77,396,664)  shares are issued and outstanding; (ii) Five Million  (5,000,000) shares are designated as “Preferred Stock” with a par value of $0.001 per share of which One Thousand (1,000,) shares of Series AA Preferred Stock are issued and outstanding.  Except as set forth in this Agreement, there are no other subscriptions, options, warrants, rights or other agreements outstanding to acquire from BUYER shares of stock of BUYER or any other equity security or security convertible into an equity security. Except as set forth in this Agreement, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of BUYER.  Except as set forth on the disclosure schedule (the “BUYER Disclosure Schedule”) which is annexed to, and made a part of, this Agreement as Exhibit “N” (Article “5B”), BUYER has not granted any registration rights with respect to any series of BUYER stock outstanding.

C.

Authority of BUYER.  BUYER has the full power and authority to execute, deliver and perform this Agreement and has taken all action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement and the consummation by BUYER of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors of BUYER, and

(assuming the valid authorization, execution and delivery of this Agreement by the Company and the Shareholder) this Agreement is valid and binding upon BUYER and enforceable against BUYER in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  A certified resolution of the Board of Directors of BUYER and a consent of the shareholders holding a majority of the votes of BUYER approving BUYER’ entry into this Agreement and consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibits “O” (Article “5C”) and “P” (Article “5C”).

D.

Full Disclosure.  Buyer’s filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, are true, accurate and complete and do not omit to state a fact necessary in order to make the statements made therein not misleading. .

E.

Absence of Conflicts.  The execution and delivery of this Agreement and the issuance of the securities of BUYER, and the consummation by BUYER of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of BUYER’ Certificate of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which BUYER is a party to or by which any of its assets are bound, (iii) do not and shall not cause BUYER to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of BUYER.  BUYER has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.

Environmental Compliance.  BUYER is in compliance with all applicable environmental laws.

G.

OSHA Compliance.  BUYER is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety including, but not limited to, the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

H.

Taxes.

BUYER has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provisions for the payment of all such taxes shown to be due on said returns.

I.

Litigation.

There are no legal, administrative, arbitration, or other proceedings or governmental investigations adversely affecting BUYER or its properties, assets or businesses, or with respect to any matter arising out of the conduct of BUYER’ business pending, or to its knowledge threatened, by or against, any officer or director of BUYER in connection with its affairs, whether or not covered by insurance.  Except as set forth on the BUYER Disclosure Schedule, neither BUYER nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting BUYER.  BUYER is not presently engaged in any legal action.

J.

Absence of Changes.  There has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of BUYER, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of BUYER for any period prior to the date of this Agreement or arising out of any transaction of BUYER prior to such date).  There has not been any declaration, setting aside or payment of any dividend or other distribution with respect to BUYER’ securities, or any direct or indirect redemption, purchase or other acquisition of any of BUYER’ securities.  To BUYER’ knowledge, there has not been an assertion against BUYER of any liability of any nature or in any amount not fully reflected or reserved against in the BUYER Disclosure Schedule.

K.

No Approvals.  No approval of any governmental authority is required of BUYER in connection with the consummation of the transactions set forth in this Agreement.

L.

Broker.  BUYER has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  BUYER represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless each of the Company Shareholders from and against any and all claims for brokerage commissions by any person, firm or corporation including on the basis of any act or statement alleged to have been made by BUYER or its affiliates or agents.

P.  Securities Laws.  Neither BUYER nor, to BUYER’ knowledge, any director or executive officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of BUYER, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to BUYER or, to BUYER’ knowledge, any current or former director or executive officer of BUYER.

Q. Complete Disclosure.  No representation or warranty of BUYER which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to BUYER’ knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of BUYER which would materially adversely affect same which has not been disclosed to the Company Shareholders in this Agreement.

R. No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that any of the Company or the Shareholder knew or had reason to know that any covenant, representation or warranty of BUYER in this Agreement or furnished or to be furnished to such Company Shareholder contained untrue statements.

7.

Mutual Covenants of All of the Parties Hereto.

A.

Best Efforts.  Each of the parties hereto shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Closing Date.

B.

Notice of Developments and Updates.  Each of the parties hereto shall give prompt written notice pursuant to Paragraph “C” of Article “19” of this Agreement to the other parties hereto of any act, event or occurrence which may cause or constitute a breach of any of its own representations and warranties in Articles “4”, “5” or “6” of this Agreement, as the case may be.

C.

No Public Announcement.  None of the parties hereto shall, without the prior written approval of all of the Company Shareholders and BUYER, make any press release or other public announcement or communicate with any customer, competitor, or supplier of, or others having business dealings with, either of Company or BUYER concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall determine such disclosure is required by law (which determination shall be made by such party based upon the advice of its counsel), in which event the other parties hereto shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

D.

Exclusivity.   Neither Company nor BUYER shall, without the prior written approval of (i) in the case of BUYER, all of the Company Shareholders or (ii) in the case of Company, BUYER, (i) enter into, or (ii) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for, a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, but not limited to, by way of a tender offer) or similar transaction involving such party, other than the transactions contemplated by this Agreement.

8.

Conduct of BUYER’ Business Prior to the Closing Date.  Between the date of this Agreement and the Closing Date, BUYER shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of BUYER, and use its best efforts to preserve BUYER’ relationships, if any, with customers, suppliers and others having business dealings with BUYER, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date.  Without the prior written consent of all of the Company Shareholders, BUYER shall not:

A. make any change in its Certificate of Incorporation or By-Laws, except pursuant to the terms and conditions of this Agreement;

B. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock, except pursuant to the terms and conditions of this Agreement;

C. take any action or omit to do any act which would cause the representations or warranties of BUYER contained herein to be untrue or incorrect in any material respect;

D. declare or make any payment or distribution to its shareholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

E.

commit any act or omit to do any act which would cause a  material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement;

F.

wind down or transfer its business; or

G.

engage in any business activities whatsoever.

9.

Conduct of Company Business Prior to the Closing Date.  Between the date of this Agreement and the Closing Date, Company shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of Company, and use its best efforts to (i) keep available to Company the services of Company’s present officers and employees, (ii) preserve Company’s relationships, if any, with customers, suppliers and others having business dealings with Company, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date.  Without the prior written consent of BUYER, Company shall not:

A. make any change in the Articles of Incorporation or By-Laws of Company;

B. conduct the business of Company in any manner other than in the ordinary course;

C. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock;

D. declare or make any payment or distribution to its shareholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

E. take any action or omit to do any act which would cause the representations or warranties of Company contained herein to be untrue or incorrect in any material respect;

F. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

G. commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of Company.

10.

Nondisclosure of Confidential Information/Non-Circumvent.

A. As used in this Agreement, “Confidential Information” shall mean oral or written information which is directly or indirectly presented to a party, its past, present or future subsidiaries, parents, officers, consultants, directors, shareholders, affiliates, attorneys, employees, agents and its and their respective Immediate Families (as defined below; all of the foregoing are hereinafter collectively referred to as “Agents”) by another party or its Agents, including, but not limited to, information which is developed, conceived or created by the party, or disclosed to the other party or its Agents or known by or conceived or created by the other party or its Agents during, or after the termination of, this Agreement if disclosed to the other party or its Agents or known by or conceived or created by the other party or its Agents as a result of this Agreement, with respect to the party, its business or any of said party’s products, processes, and other services relating thereto relating to the past or present business or any plans with respect to future business of the party, or relating to the past or present business of a third party or plans with respect to future business of a third party which are disclosed to the party.  Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of customers and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the party that the party informs the other party or its Agents or the other party or its Agents should know, by virtue of said party’s position or the circumstances in which said party learned such other information, is to be kept confidential including, but not limited to, any information acquired by the other party or its Agents from any sources prior to the commencement of this Agreement.  Confidential Information also includes similar information obtained by the party in confidence from its vendors, licensors, licensees, customers and/or clients.  Confidential Information may or may not be labeled as confidential.

For purposes of this Agreement, “Immediate Family” shall include the following: (A) any spouse, parent, spouse of a parent, mother-in-law, father-in-law, brother-in-law, sister-in-law, child, spouse of a child, adopted child, spouse of an adopted child, sibling, spouse of a sibling, grandparent, spouse of a grandparent, and any issue or spouse of any of the foregoing, and (B) such child or issue of such child which is born and/or adopted during or after the term of this Agreement and the issue (whether by blood or adoption) of such person; provided, however, that it shall not include any person who was legally adopted after attaining the age of eighteen (18) by any of the persons specified in this Paragraph “A” of this Article “10” of this Agreement or any spouse or issue (whether by blood or adoption) of any such person.  A parent of a specified person shall include an affiliate.

B. Except as required in the performance of a party’s or its Agents’ obligations pursuant to this Agreement, neither said party nor its Agents shall, during, or after the termination of, this Agreement, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity.  Said party or its Agents shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction.  The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of said party or its Agents (iii) is disclosed as reasonably required in a proceeding to enforce said party’s rights under this Agreement or (iv) is disclosed as required by court order or applicable law; provided, however, that if said party and/or its Agents are legally requested or required by court order or applicable law, including, but not limited to, by oral question, interrogatories, request for information or documents, subpoenas, civil investigative demand or similar process to disclose any Confidential Information, said party and/or its Agents, as the case may be, shall promptly notify the party of such request or requirement so that the party may seek an appropriate protective order; provided further, however; that if such protective order is not obtained, said party and/or its Agents, as the case may be, agree to furnish only that portion of the Confidential Information which they are advised by their respective counsel is legally required.

C. Upon termination of this Agreement for any reason or at any time upon request of a party, the other party and its Agents agree to deliver to the requesting party all materials of any nature which are in the other party’s or its Agents’ possession or control and which are or contain Confidential Information, or which are otherwise the property of the requesting party or any vendor, licensor, licensee, customer or client of the party, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, Company design information, models, manuals, documentation and notes.  The other party and its Agents shall destroy all written documentation prepared by them for internal purposes based in whole or in part on any Confidential Information and such destruction shall be confirmed to the requesting party in writing by the other party and/or its Agents.

D. Upon the consummation of the transaction set forth in this Agreement, all of the Confidential Information shall be deemed to be the property of BUYER.

11.

Survival of Representations, Warranties and Covenants.  All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

12.

MISCELLANEOUS

12.1

Limitation of Liability.  SELLER’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE PURCHASE PRICE SET FORTH IN PARAGRAPH 3.4 OF THIS AGREEMENT.  PURCHASER’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE PURCHASE PRICE SET FORTH IN PARAGRAPH 3.4 OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON

POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

12.2

Limitation on Consequential Damages.  NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.3

Confidentiality of Terms. The parties hereto will keep the terms and existence of this Agreement and the identities of the parties hereto and their affiliates confidential for the period of one (1) year from the Effective date and will not divulge any of this information to any third party except (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process, including, without limitation, in confidence to legal and financial advisors in their capacity of advising a party in such matters; (c) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with its obligations under this Agreement; (e) by Purchaser, in order to perfect Purchaser’s interest in the Assigned Patent Rights with any governmental patent office (including, without limitation, recording the Executed Assignment in any governmental patent office); or (f) to enforce Purchaser’s right, title, and interest in and to the Assigned Patent Rights; provided that, in (b) through (f) above, (i) the disclosing party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order (at Purchaser’s expense) whenever appropriate or available; and (ii) the disclosing party will provide the other party with at least ten (10) days’ prior written notice of such disclosure. Notwithstanding the foregoing, any information which is or becomes known publicly through no fault of the disclosing party shall no longer be subject to this agreement. Without limiting the foregoing, Seller will cause its agents involved in this transaction to abide by the terms of this paragraph, including, without limitation, ensuring that such agents do not disclose or otherwise publicize the existence of this transaction with actual or potential clients in marketing materials, or industry conferences. The parties acknowledge and agree that damages alone would be insufficient to compensate for breach of the obligations under this paragraph and that irreparable harm would result from such breach. Either party may seek specific performance of the obligations under this paragraph in a court of competent jurisdiction through a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

  12.4

Governing Law; Venue/Jurisdiction.  This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Texas, without reference to its choice of law principles to the contrary.  Seller will not commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Agreement other than in the state or federal courts located in the State of Texas.  Seller irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Agreement.

8.5

Notices.  All notices given hereunder will be given in writing (in English or with an English translation), will refer to Purchaser and to this Agreement and will be: (i) personally delivered, (ii) delivered postage prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified first-class mail (return receipt requested) to the address set forth below:

If to Purchaser	If to Seller
6320 Canoga Ave. 15th Floor Woodland Hills, CA 91367 With a copy to: Frank J. Hariton, Esq. 1065 Dobbs Ferry Road White Plains, NY 10607	1700 Rivercrest Dr. #1205 Sugar Land, TX 77478

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by mail.  Notice given in any other manner will be deemed to have been given only if and when received at the address of the person to be notified.  Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this paragraph.

12.6

Relationship of Parties.  The parties hereto are independent contractors.  Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the parties.  Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

12.7

Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

12.8

Waiver.  Failure by either party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

12.9

Miscellaneous.  This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions.  Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement.  No amendments or modifications will be effective unless in a writing signed by authorized representatives of both parties.  The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.  The following exhibits are attached hereto and incorporated herein:  Exhibit A

(entitled “Patents to be Assigned”); Exhibit B (entitled “Assignment of Patent Rights”); and Exhibit C (entitled “Assignment of Rights in Certain Assets”).

12.10

Counterparts; Electronic Signature; Delivery Mechanics.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.  Each party will execute and promptly deliver to the other parties a copy of this Agreement bearing its original signature.  Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document.  “Transmitted Copy” means a copy bearing a signature of a party that is reproduced or transmitted via email of a .pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

12.11 Both paries agree that as long as the representaions and warrenties are true to the best of the Sellers knowledge at the time of closing, that no action or litagation can be brought against the Seller.  Otherwise, after closing, neither party shall bring any legal action against the other regarding this contract except Seller may maintain an action on failure to pay any part of the note.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

In witness whereof, intending to be legally bound, the parties have executed this Patent Purchase Agreement as of the Effective Date.

PURCHASER Hanover Portfolio Acquisitions, Inc. /s/ Alan Collier By _______________________________ Name: Alan Collier Title: CEO Date: November 15, 2013

SELLER

WeHealAnimals, Inc.

         /s/ Donnie Rudd

By _______________________________

Name: Donnie Rudd

Title: President

Date: November 15, 2013

        /s/ Dr. Donnie Rudd

________________________

Dr. Donnie Rudd, Individually

Exhibit A

Patent Rights to Be Assigned

See attached sheet

EXHIBIT B

ASSIGNMENT OF PATENT RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, Donnie Rudd, and WeHealAnimals, Inc. 1700 Rivercrest Dr., No. 1205, Sugar Land, TX 77478, USA, (“Assignor”), does hereby sell, assign, transfer, and convey unto Hanover Portfolio Acquisitions, Inc. having an office at 6320 Canoga Ave. 15th Floor, Woodland Hills, CA 91367  (“Assignee”), or its designees, excluding the provisional patent applications, patent applications and patents that have been abandoned as of the date of today and that are no longer capable of being revived, all right, title, and interest that exist today and may exist in the future in and to all of the following listed in Attachment (collectively, the “Patent Rights”):

(a)

the provisional patent applications, patent applications and patents listed below (the “Patents”);

(b)

all provisional patent applications, patent applications, patents or other governmental grants or issuances (i) to which any of the Patents directly or indirectly claims priority and/or (ii) for which any of the Patents directly or indirectly forms a basis for priority;

(c)

reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, and divisions of any of the foregoing categories (a) and (b);

(d)

foreign patents, patent applications, and counterparts relating to any of the foregoing categories (a) through (c), including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances;

(e)

any of the foregoing in categories (a) through (d), whether or not expressly listed as Patents below and whether or not rejected, withdrawn, cancelled, or the like;

(f)

rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to the any of the foregoing categories (a) through (e), including, without limitation, under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement, or understanding;

(g)

causes of action (whether currently pending, filed, or otherwise) and other enforcement rights, including, without limitation, all rights under Patents and/or under or on account of any of the foregoing categories (a) through (f) to

(i)         damages,

(ii)        injunctive relief, and

(iii)       other remedies of any kind

for past, current, and future infringement; and

(i)

all rights to collect royalties and other payments under or on account of any of the Patents or any of the foregoing categories (b) through (h).

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

IN WITNESS WHEREOF this Assignment of Patent Rights is executed at November on 15, 2013.

ASSIGNOR

WeHealAnimals, Inc.

          /s/ Donnie Rudd

By _______________________________

Name: Donnie Rudd

Title: President

          /s/ Donnie Rudd

By: _______________________________

Name:

Donnie Rudd, individually

EXHIBIT C

ASSIGNMENT OF RIGHTS IN CERTAIN ASSETS

For good and valuable consideration, the receipt of which is hereby acknowledged, Donnie Rudd, and WeHealAnimals, Inc. 1700 Rivercrest Dr., No. 1205, Sugar Land, TX 77478, USA (“Assignor”), does hereby sell, assign, transfer, and convey unto Hanover Portfolio Acquisitions, Inc. having an office at 6320 Canoga Ave. 15th Floor, Woodland Hills, CA 91367    (“Assignee”), or its designees, the Assignor’s right, title, and interest in and to all of the following provisional patent applications, patent applications, patents, and other governmental grants or issuances of any kind listed in Attachment (the “Certain Assets”):

Assignor assigns to Assignee all rights to invention, invention disclosures, and discoveries in the assets listed above, together, with the rights, if any, to revive prosecution of claims under such assets and to sue or otherwise enforce claims under such assets for past, present or future infringement. Assignor warrants that none of the Certain Assets have been expressly or intentionally abandoned.

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to make available to Assignee all records regarding the Certain Assets.

The terms and conditions of this Assignment of Rights in Certain Assets will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

DATED this 15th day of November 2013.

ASSIGNOR

WeHealAnimals, Inc.

           /s/ Donnie Rudd

By _______________________________

Name: Donnie Rudd

Title: President

           /s/ Donnie Rudd

By: _______________________________

Name:

Donnie Rudd, individually

EXHIBIT D

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE ISSUED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144  UNDER SAID ACT.

SECURED PROMISSORY NOTE

$96,000.00                                                                  Issue Date: November 15, 2013

FOR VALUE RECEIVED, Hanover Portfolio Acquisitions, Inc., a Delaware corporation (“Borrower”), whose principal place of business is Hanover Portfolio Acquisitions, Inc., 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367, promises to pay to the order of Donnie Rudd, a Texas resident (the “Holder”), at such address as Holder shall provide in writing to Borrower, the sum of Ninety-Six Thousand Dollars ($96,000) (“Principal”) and all accrued interest, on the terms set forth herein.   Payments of principal of, interest on and any other amounts with respect to this Secured Promissory Note (this “Note”) are to be made in lawful money of the United States of America.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

1.

Payments.

a.

Interest. This Note shall bear interest (“Interest”) on Principal amounts outstanding (or any pro rata portion thereof which remains unpaid until payment in full is made) from the date hereof at the rate of ten (10%) percent per annum; provided, however, that during the continuance of any Event of Default, the Interest rate hereunder shall be increased to fourteen (14%) percent per annum. All Interest shall be computed on the daily unpaid Principal balance of this Note based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the last day of each calendar month commencing November 15, 2013 and on the maturity hereof.

b.

Principal. The outstanding Principal of this Note shall be due and payable on the earlier of 5:00 p.m., Pacific Standard Time, on May 15, 2014 or upon the company raising an additional $450,000 from the Issue Date (the “Maturity Date”), at such address as Holder may provide in writing to Borrower.

c.

Prepayment.  This Note may be prepaid at any time, in whole or in part, without penalty, by payment to the holder of this Note of an amount equal to the outstanding Principal balance plus the amount of all interest accrued to the date of payment.  Any partial prepayment shall be allocated to accrued interest until all such interest has been paid and thereafter to unpaid principal.

d.

Non-Business Day. If any scheduled payment date as aforesaid is not a business day in either the State of California or the State of Texas, then the payment to be made on such scheduled payment date shall be due and payable on the next succeeding business day, with additional interest on any Principal amount so delayed for the period of such delay.

2.

Security Interest.

a.

Borrower hereby grants to Holder a security interest in the following described property ("Security" or "Collateral" or "Security Interest"): In all intellectual property, patents or other, assigned by Donnie Rudd and WeHealAnimals, Inc. to Hanover Portfolio Acquisitions, Inc.

b.    This Collateral and security interest will secure the payment and performance of the Note in the amount of $96,000 (ninety-six thousand US Dollars).

c.    Borrower makes the following warranties and covenants to Holder:

(i) Borrower is the sole owner of the Collateral free from any lien, security interest, or encumbrance, and Borrower will defend the Collateral against all claims and demands of all parties at any time claiming interest therein.

(ii) While the principal and interest balance of the Note remains outstanding, Borrower will not transfer, sell, offer to sell, assign, pledge, liquidate, spend, or otherwise transfer to any party any amount of the Collateral.

(iii) Borrower will pay promptly when due all taxes, expenses, and assessments upon the Collateral.

d.  Perfection. Holder has the right, upon its election, to perfect the Collateral and security and this Collateral and Security Agreement by filing a financing statement or like instrument with its proper local, state, or federal institution, bureau, government, or public office. Holder is encouraged to perfect this instrument, and Borrower will reasonably assist in Holder's doing so.

e.  Remedies Upon Default. In the event of Borrower's default on the Note, Holder may declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party, including without limitation the right to take immediate and exclusive possession of the Collateral or any part thereof, or to obtain a court order to do so; and the Borrower must surrender the security and Collateral to the Holder within 5 (five) business days of receiving written notice that Holder is taking possession of the Collateral as remedy of default. Notwithstanding the foregoing, Borrower shall have the right to a notice of any default and fifteen days to cure the same before Holder shall exercise any remedies of a secured party.

f.  Normal Course of Business. Provided that no default has occurred on the Secured & Collateralized Promissory Note, Borrower will use and possess the Collateral in the normal course of business.

g.  Termination of Security. At the time of prepayment or payoff of the Note to Holder by Borrower, Holder's security interest in this Collateral shall automatically terminate. In the event that the Collateral and security interest were perfected by Holder as set forth in Section 3, upon termination of security as set forth in this section 6, the Holder will withdraw any and all perfection instruments on the collateral and security within 5 (five) business days.

3.

Affirmative Waivers.  Borrower hereby unconditionally waives presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatsoever with respect to this Note.

4.

Amendments, etc.  No amendment or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  However, the obligations of Borrower hereunder shall terminate upon the payment in full of any and all monies due and owing hereunder to the Holder.

5.

No Waiver; Remedies.  No failure on the part of any Holder to exercise, and no delay in exercising, any right hereunder (including, without limitation, failure to demand payment or enforce collection of this Note) shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.

Partial Invalidity.  If any provision hereof is, for any reason and to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable with respect to any person, entity or circumstance, then neither the remainder of this Note, nor the application of the provision to other persons, entities, or circumstances, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

7.

Binding Effect.  This Note shall be binding upon the parties and their successors and shall inure to the benefit of the Holder and such Holder’s successors and assigns.

8.

Governing Law; Choice of Forum.  This Note and the rights and obligations of Borrower and the Holder hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.  The parties hereby consent to the exclusive jurisdiction of any state or federal court located within _____ County in the State of Texas, over any dispute arising out of, or relating to, this Note.  The parties hereto each waive any objection of forum non conveniens and venue.

9.

Collection Costs.   In the event that this Note is not timely paid, Borrower shall pay to Holder reasonably incurred costs of collection, and reasonable attorneys’ fees.

10.

Attorney’s Fees.  In the event that an action is initiated to enforce or interpret this Note, the losing party in any such litigation shall reimburse the prevailing party for any and all its reasonable costs and expenses (including, without limitation, all court costs, reasonable legal expenses, and reasonable attorneys’ fees) incurred by the prevailing party in connection with such litigation.

11.

No Public Announcement. No public announcement may be made regarding this Note  without written permission by both Borrower and Holder. In the event that any securities law requires this document to be filed publicly, all information regarding description of the Collateral that is considered personal financial information shall be struck out with <<<CONFIDENTIAL>>> .

12.

Entire Agreement.  This Note constitutes the entire agreement between the parties with respect to this Note.  There are no promises, representations, or commitments between the parties with respect to the loan memorialized in this Note which are not contained in this Note.

[ Signatures on Following Pages ]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in favor of the Holder as of the date first set forth above.

HANOVER PORTFOLIO ACQUISITIONS, INC.

By:   /s/ Alan Collier

__________________________

Name: Alan Collier

Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

HOLDER

By:  /s/ Dr. Donnie Rudd

___________________________

Name: Dr. Donnie Rudd